Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of CTW Cayman on Form S-8 of our report dated February 5, 2025, except for Note 4, as to which the date is March 31, 2025, relating to the combined financial statements of CTW Cayman as of July 31, 2024 and 2023, and for each of the two years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ YCM CPA INC.

PCAOB ID 6781

Irvine, California

September 19, 2025